Exhibit 10.25
December 18, 2014

Shane O’Leary
4007 – 5th Street SW
Calgary, Alberta T2S 2C9

Attention:    Shane O’Leary

Re: Consulting Services Agreement between Gran Tierra Energy Canada ULC and Shane O’Leary Contract No. CSA 14-547 dated September 11, 2014(the “Contract”)

Dear Shane:

Further to our discussions, this is to confirm that it has been agreed, effective as of December 18, 2014, the “Initial Term” of the Contract is extended such that the “Initial Term” shall terminate on March 31, 2015, instead of December 31, 2014.

Except for the above-noted amendment, the Contract continues in full force and effect, unamended.

Please acknowledge your agreement to the amendment by signing below.

Yours truly,

“Dana Coffield”

Dana Coffield
President & CEO

Acknowledged and agreed this “18” day of “December”, 2014

“Shane O’Leary”
Shane O’Leary

300, 625 11th Avenue SW, Calgary, Alberta, Canada (403) 265-3221 Fax (403) 265-3242 www.grantierra.com